                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Ramon Harel, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign Form 10-KSB of Scanvec-Amiable, Ltd., and any and all amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or any substitute, may do or cause to be done by virtue hereof.

         This Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                               Date
---------                                   ------                              -----
/s/  Benjamin S. Givli                      Director                            April 16, 2001
------------------------------------
Benjamin S. Givli


/s/ Eliza Rotbard                           Director                            April 14, 2001
------------------------------------
Eliza Rotbard


/s/ Yoav Harel                              Director                            April 15, 2001
------------------------------------
Yoav Harel


/s/ Garry Stock                             Director                            April 15, 2001
------------------------------------
Garry Stock